PURCHASE AGREEMENT




     THIS PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 19th day of September 2003, by and between the following:

    RONALD P. SAVOIE and LAWRENCE B. KOLBER, individual,
(hereinafter, the "Sellers"); and

    PARAMCO FINANCIAL GROUP, INC., a Delaware corporation
(hereinafter "Paramco").




                       W I T N E S S E T H

    WHEREAS, subject to the terms and conditions of this Agreement, Paramco and Sellers desire for Paramco to purchase from Sellers and for Sellers to sell to Paramco all of the outstanding common stock of ROYAL FEDERAL, INC., a Louisiana corporation (the "Royal Federal Stock" and "Royal Federal", respectively); and

    WHEREAS, the Board of Directors of Paramco deems it desirable and in the best interests of Paramco and its stockholders that Paramco purchase the Royal Federal Stock in consideration of issuance by Paramco to Sellers an aggregate of one hundred thousand (100,000) shares of Paramco Common Stock (the "Paramco Shares"); and

    WHEREAS, Sellers deems it desirable and in the best interests of Sellers that Sellers sell the Royal Federal Stock to Paramco;
and

    WHEREAS,  Paramco and Sellers desire to provide  for  certain
undertakings,   conditions,  representations,   warranties,   and
covenants in connection with the transactions contemplated by this Agreement; and

    WHEREAS, Sellers and the Board of Directors of Paramco have approved and adopted this Agreement, subject to the terms and conditions set forth herein;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:








                                -1-        Initials: Paramco _______

                                                     Seller  _______





                            SECTION 1

                           DEFINITIONS


     1.1  "Agreement",  "Royal Federal", "Royal  Federal  Stock",
"Paramco", "Paramco Shares", "Sellers", respectively, shall have the meanings defined in the foregoing preamble and recitals to this Agreement.

     1.2 "Closing Date" shall mean 10:00 a.m., local time, September 19, 2003, at Denver, Colorado, the date on which the parties hereto shall close the transactions contemplated herein; provided that the parties can change the Closing Date and place of Closing to such other time and place as the parties shall mutually agree, in writing. As of the Closing Date, all Exhibits to this Agreement shall be complete and attached to this Agreement.

     1.3 "1933 Act" shall mean the Securities Act of 1933, as amended.

     1.4  "1934 Act" shall mean the Securities Exchange Act of
     1934, as amended.

     1.5  "SEC Documents" shall have the meaning defined in
     Section 3.5 hereof.

     1.6 "Confidential information" shall have the meaning defined in Section 11.1 hereof.


                            SECTION 2

     AGREEMENT FOR PURCHASE AND SALE OF ROYAL FEDERAL STOCK

     2.1  Substantive Terms of the Purchase and Sale of

     Royal Federal Stock.


     Sellers shall sell and deliver to Paramco one hundred percent (100%) of the issued and outstanding capital stock of Royal Federal in a form enabling Paramco, then and there, to become the record and beneficial owner of said common stock, consisting of one hundred (100) shares, which represent all of the issued and outstanding capital stock of Royal Federal.

     2.2  Consideration Paid by Paramco.

               (a) Paramco shall deliver to Sellers the Paramco Shares, as follows: one hundred (100,000) shares to be issued in equal quantities of fifty thousand shares (50,000) in the names of Ronald P. Savoie and Lawrence
          B. Kolber. The Paramco Shares shall be issued pursuant to an exemption from registration under the 1933 Act and from registration under any and all applicable state securities laws and the certificates representing the Paramco Shares shall bear the restrictive legend set forth in Rule 144 of the Rules and Regulations of the 1933 Act and any appropriate legend required under applicable state securities laws. The Paramco Shares shall be validly issued and outstanding, fully paid, and non-assessable.
               (b) It is the present intention of Paramco that, following the Closing Date, Royal Federal will operate as a wholly owned subsidiary of Paramco.





                                -2-        Initials: Paramco _______

                                                     Seller  _______





                            SECTION 3

            REPRESENTATIONS AND WARRANTIES OF PARAMCO


     Paramco, in order to induce the Sellers to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants to Sellers, as follows:

     3.1 Organization and Qualification. Paramco is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with all requisite power and authority to own its property and to carry on its business as it is now being conducted. Paramco is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of business requires such qualification, except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition or business of Paramco.

     3.2 Ownership of Paramco. Paramco is authorized to issue two classes of stock of up to 100,000,000 common shares, $0.001 par value per share, of which approximately 29,182,747 are currently issued and outstanding, and up to 10,000,000 preferred shares, $0.001 par value per share of which there are no shares outstanding. In addition, there are 3,350,000 warrants issued at various exercise prices. In addition, there have been no options issued under the current stock option plan.

     3.3 Authorization and Validity. Paramco has the requisite power and is duly authorized to execute and deliver and to carry out the terms of this Agreement. The board of directors and stockholders of Paramco have taken all action required by law, its Articles of Incorporation and Bylaws, both as amended, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, subject to the satisfaction or waiver of the conditions precedent set forth in Section 8 of this Agreement. Assuming this Agreement has been approved by all action necessary on the part of Sellers, this Agreement is a valid and binding agreement of Paramco.

     3.4 No Defaults. Paramco is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws, both as amended. Paramco is not in default under or in violation of any material provision of any indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its is subject, if such default would have a material, adverse effect on the financial condition or business of Paramco. Paramco is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced, would have a material, adverse effect on the financial condition or business of Paramco. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of Paramco and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement.





                                -3-        Initials: Paramco _______

                                                     Seller  _______





     3.5 SEC Documents; Financial Statements. As of the Closing, Paramco has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents substantially complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Paramco included in the SEC Documents substantially complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in substantial accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Paramco as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of Paramco to the Sellers which is not included in the SEC Documents, including, without limitation, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. Neither the Company nor any of its officers, directors, employees or agents has provided the Sellers with any material, non-public information.

     3.6 Absence of Certain Changes. Since the most recent filing by Paramco with the SEC, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of Paramco. Paramco has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does Paramco have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

     3.7 Documents. The copies of all agreements and other instruments that have been delivered by Paramco to Sellers are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

     3.8 Disclosure. The representations and warranties made by Paramco herein and in any schedule, statement, certificate, or document furnished or to be furnished by Paramco to Sellers pursuant to the provisions hereof or in connection with the transactions contemplated hereby, taken as a whole, do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.





                                -4-        Initials: Paramco _______

                                                     Seller  _______






                            SECTION 4

            REPRESENTATIONS AND WARRANTIES OF SELLERS


     Sellers, in order to induce Paramco to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants to Paramco as follows:

     4.1 Organization and Qualification. Royal Federal is a Louisiana corporation, duly organized, validly existing, and in good standing under the laws of that state with all requisite power and authority to own its property and assets and to carry on its business as it is now being conducted. Royal Federal is qualified as a foreign corporation and is in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of its business requires such qualification, except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition and business of Royal Federal.

     4.2 Ownership of Royal Federal Stock. Royal Federal is authorized to issue one class of stock, of up to one thousand (1,000) shares of common stock, no par value per share. At the date hereof, of such authorized shares, one hundred (100) shares of common stock have been validly issued and are outstanding, fully paid, and non-assessable. All of the shares of common stock are owned of record and beneficially by the Sellers, who have not granted any options, warrants, or other securities exercisable or convertible into or any calls, commitments, or agreements of any kind relating to any issued equity securities of Royal Federal. There are no options, warrants, or other securities exercisable or convertible into or any calls, commitments, or agreements of any kind relating to any unissued equity securities of Royal Federal by or on behalf of Royal Federal.

     4.3 Authorization and Validity. The Sellers have the requisite power and are duly authorized to execute and deliver and to carry out the terms of this Agreement. Assuming this Agreement has been approved by all action necessary on the part of Paramco, this Agreement is a valid and binding agreement of Sellers.

     4.4   Royal Federal Financial Statements.

     (a) Royal Federal financial statements (as prepared by Sellers as the management of Royal Federal) for the current fiscal year ending December 31, 2003 and any notes thereto, fairly and accurately present the financial condition and the results of operations, income, expenses, assets, liabilities, changes in shareholders' equity, and cash flows of Royal Federal , all in accordance with GAAP, consistent with the past practices of Royal Federal (collectively, "Royal Federal Financial Statements").

     (b) Royal Federal Financial Statements are capable of being examined and reported upon with an unqualified opinion expressed by an independent public or certified public accountant and will comply with the requirements and standards set forth in Regulation S-X, as promulgated and adopted by the Securities and Exchange Commission.





                                -5-        Initials: Paramco _______

                                                     Seller  _______






     4.5 Conduct and Transactions of Royal Federal. Since inception, Royal Federal has conducted the operations of its business consistent with past practice and used its best efforts to maintain and preserve its properties, key employees, and relationships with customers and suppliers. Without limiting the foregoing, during such period Royal Federal did not:

          (a) Incur any liabilities except to maintain its facilities and assets in the ordinary course of its business;

          (b) Declare or pay any dividends on any shares of capital stock or make any other distribution of assets to the holders thereof;

          (c) Issue, reissue, or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue, or sell, any shares of capital stock or acquire or agree to acquire any shares of capital stock;

          (d) Amend its Articles of Incorporation or Bylaws or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (e) Pay or incur any obligation or liability, direct or contingent, except in the ordinary course of its business;

          (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse, or otherwise become responsible for obligations of any other party, or make loans or advances to any other party except in the ordinary course of its business;

          (g) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees, except as otherwise disclosed in Exhibit 4.5(g), hereto; or

          (h) Make any capital expenditures except in the ordinary course of its business.

     4.6 Compensation Due Employees. As of the Closing Date, Royal Federal will not have any outstanding liability for payment of wages, payroll taxes, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions, contributions under any employee benefit plans or other compensation, current or deferred, under any labor or employment contracts, whether oral or written, based upon or accruing in respect of those services of employees of Royal Federal that have been performed prior to the Closing Date, except as specified on Exhibit 4.6 hereto. As of the Closing Date, Royal Federal will not have any unfunded, contingent or other liability under any defined benefits plan or any other retirement or retirement-type plan, whether such plan(s) are to continue or are thereupon terminated, except for the normal on-going obligations for future contributions under such plan(s) not related, generally or specifically, to the termination of such plan(s) or except as specified on Exhibit 4.6 hereto.

     4.7 Union Agreements and Employment Agreements. Royal Federal is not a party to any union agreement or any organized labor dispute. Royal Federal has no written or verbal employment agreements with any of its employees, except as listed in Exhibit
4.7 hereto.





                                -6-        Initials: Paramco _______

                                                     Seller  _______






     4.8 Contracts and Leases. Except as listed in Exhibit 4.8 hereto, Royal Federal is not a party to any written or oral leases, commitments, or any other agreements. On the Closing Date, Royal Federal has paid or performed in all material respects all obligations required to be paid or performed by any of them to such date and will not be in default under any document, contract, agreement, lease, or other commitment to which any of them is a party.

     4.9 Insurance. All insurance against losses or damages or other risks which are in force for the benefit of any of Royal
Federal are set forth in Exhibit 4.9 hereto.

     4.10 Liabilities. Royal Federal has no liabilities, except as described in Exhibit 4.10 hereto, which liabilities are also set forth in relevant detail on Royal Federal Financial
Statements.

     4.11 Proprietary Rights. Royal Federal owns or is duly licensed to use such trademarks and copyrights as are necessary to conduct its business as presently conducted. The conduct of business by Royal Federal does not, to the best knowledge of Sellers, infringe upon the trademarks or copyrights of any third party.

     4.12 Internal Controls. Since inception,

          (a) There have been no transactions except in accordance with the general or specific authorization of management of Royal Federal;

          (b) Royal Federal has devised and maintained systems of internal accounting controls and procedures (the "Internal Controls") that were designed with the objective of providing reasonable assurance that (1) Royal Federal transactions were properly authorized; (2) Royal Federal assets were safeguarded against unauthorized or improper use; and (3)
    Royal Federal transactions were properly recorded and reported, all (i) to permit the preparation of Royal Federal financial statements in conformity with generally accepted accounting principles and (ii) to maintain accountability for assets and expenses.

          (c) Royal Federal's chief executive officer and its chief financial officer have evaluated Royal Federal Internal Controls, which evaluation included a review of the controls' objectives and design and the controls' implementation by Royal Federal and its management. In the course of the Internal Controls' evaluation, Royal Federal management sought to identify data errors, controls problems, or acts of fraud and to confirm that appropriate corrective action, including process improvements, were being undertaken. The Internal Controls were also evaluated on an ongoing basis by other personnel in Royal Federal organization. Among other matters, Royal Federal has sought to determine whether there were any "significant deficiencies" or "material weaknesses" in the Internal Controls, or whether Royal Federal had identified any acts of fraud involving personnel who had a significant role in the Internal Controls. For purposes of this subsection, "significant deficiencies" means "reportable conditions" (control issues that could have a significant adverse effect on the ability to record, process, summarize and report financial data in the financial statements) and "material weakness" means a particularly serious reportable condition where the Internal Controls do not reduce to a relatively low level the risk that misstatements caused by error or fraud may occur in





                                -7-        Initials: Paramco _______

                                                     Seller  _______






     amounts that would be material in relation to Royal Federal Financial Statements and not be detected within a timely period by employees in the normal course of performing their assigned functions. Royal Federal has also sought to deal with other Internal Controls matters in the evaluation thereof, and, in each case if a problem were identified, Royal Federal considered what revision, improvement and/or correction to make in accord with its on-going procedures.

     4.13 Contracts and Agreements. Royal Federal is not a party to any material contracts or agreements in respect of the operation of its business, except as listed in Exhibit 4.13 hereto.

     4.14 Minute Books. The minute books of Royal Federal contains true, complete, and accurate records of all meetings and other corporate actions of its shareholders and Board of Directors, and true and accurate copies thereof have been delivered to counsel for Paramco prior to the Closing Date. The signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

     4.15 Litigation. Except as set forth in Exhibit 4.15, there are no actions, suits, proceedings, orders, investigations, or claims (whether or not purportedly on behalf of Royal Federal) pending against or affecting Royal Federal at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, nor has any such action, suit, proceeding, or investigation been pending or threatened in writing during the 12-month period preceding the date hereof, which, if adversely determined, would materially and adversely affect the financial condition of Royal Federal which seeks to prohibit, restrict, or delay the consummation of the stock sale contemplated hereby. Royal Federal is not operating under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality.

     4.16 Taxes. At the Closing Date, all tax returns required to be filed with respect to the operations or assets of Royal Federal prior to Closing Date have been correctly prepared in all material respects and timely filed, and all taxes required to be paid in respect of the periods covered by such returns have been paid in full or adequate reserves have been established for the payment of such taxes. Except as set forth in Exhibit 4.16, as of the Closing Date, Royal Federal has not requested any extension of time within which to file any tax returns, and all known deficiencies for any tax, assessment, or governmental charge or duty shall have been paid in full or adequate reserves have been established for the payment of such taxes. Royal Federal tax returns are true and complete in all material respects. No audits by federal or state authorities are currently pending or threatened.

     4.17 No Defaults. Royal Federal is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws. Royal Federal is not in default under or in violation of any material provision of any indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its assets are subject, if such default would have a material, adverse effect on the financial condition or business of Royal Federal. Royal Federal is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced,





                                -8-        Initials: Paramco _______

                                                     Seller  _______





would have a material, adverse effect on the financial condition or business of Royal Federal. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of Royal Federal and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement.

     4.18 Documents. The copies of all agreements and other instruments that have been delivered by Sellers to Paramco are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

     4.19 Disclosure. The representations and warranties made by Sellers herein and in any schedule, statement, certificate, or document furnished or to be furnished by Royal Federal and/or either of Sellers to Paramco pursuant to the provisions hereof or in connection with the transactions contemplated hereby taken as a whole do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.


             SECTION 5 INVESTIGATION; PRESS RELEASE


     5.1  Investigation.

          (a) Paramco acknowledges that it has made an investigation of Royal Federal to confirm, among other things, the assets, liabilities, and status of business of Royal Federal and the cash position, accounts receivable, liabilities, and mortgages in process. In the event of termination of this Agreement, Paramco will deliver to Sellers all documents, work papers, and other materials and all copies thereof obtained by Paramco, or on its behalf, from Royal Federal or Sellers, whether obtained before or after the execution hereof, will not use, directly or indirectly, any confidential information obtained from Royal Federal or Sellers hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to Royal Federal or Sellers except to the extent the same is publicly disclosed by Royal Federal or Sellers.

          (b) Sellers acknowledge that he has made an investigation of Paramco, which has included, among other things, the opportunity of discussions with executive officers of Paramco, and its accountants, investment bankers, and counsel. In the event of termination of this Agreement, Sellers will deliver to Paramco all documents, work papers, and other materials and all copies thereof obtained by either of them, or on behalf of either of them, from Paramco, whether obtained before or after the execution hereof and will not use, directly or indirectly, any confidential information obtained from Paramco hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to Paramco, except to the extent the same is publicly disclosed by Paramco.







                                -9-        Initials: Paramco _______

                                                     Seller  _______






          (c) Except in the event that any party hereto discovers in the course of its respective investigation any breach of a representation or warranty by the other party hereto and does not disclose it to such other party prior to the Closing Date, no investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation or warranty made by any party hereto.

     5.2 Press Release. Paramco and Sellers shall agree with each other as to the form and substance of any press releases and the filing of any documents with any federal or state agency related to this Agreement and the transactions contemplated hereby and shall consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit either party from making any disclosure that its counsel deems necessary.


                       SECTION 6 BROKERAGE


     6.1 Brokers and Finders. Except for Stanton, Walker & Company, neither Paramco nor Sellers, or any of their respective officers, directors, employees, or agents, has employed any broker, finder, or financial advisor or incurred any liability for any fee or commissions in connection with initiating the transactions contemplated herein. Stanton, Walker & Company has been engaged by Paramco and Paramco is solely liable for any fee or commission earned by Stanton, Walker & Company. Each party hereto agrees to indemnify and hold the other party harmless against or in respect of any other commissions, finder's fees, or brokerage fees incurred or alleged to have been incurred with respect to initiating the transactions contemplated herein as a result of any action of the indemnifying party.


                            SECTION 7

               CLOSING AGREEMENTS AND POST-CLOSING


     7.1 Closing Agreements. On the Closing Date, the following activities shall occur, the following agreements shall be executed and delivered, and the respective parties thereto shall have performed all acts that are required by the terms of such activities and agreements to have been performed simultaneously with the execution and delivery thereof as of the Closing Date:

          (a) Sellers shall have executed and delivered documents to Paramco sufficient then and there to transfer record and beneficial ownership to Paramco of the Royal Federal Stock, consisting of an aggregate of 100 shares of common stock of Royal Federal;

          (b) Paramco shall have delivered to Sellers the Paramco Shares, consisting of one hundred thousand (100,000) shares of Paramco's Common Stock, as follows: Fifty thousand (50,000) shares in the name of Ronald P. Savoie and Fifty thousand (50,000) shares in the name of Lawrence B. Kolber.
          (c)  Sellers shall have executed employment
     agreements with Royal Federal under terms which are fully satisfactory to Paramco.





                                -10-       Initials: Paramco _______

                                                     Seller  _______






                            SECTION 8

     CONDITIONS PRECEDENT TO PARAMCO'S OBLIGATIONS TO CLOSE


     The obligations of Paramco to consummate this Agreement are subject to satisfaction on or prior to the Closing Date of the following conditions:

     8.1 Representations and Warranties. The representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and Sellers shall have performed in all material respects all of his obligations hereunder theretofore to be performed.

     8.2 Other. The joint conditions precedent in Section 10 hereof shall have been satisfied and all documents required for Closing shall be acceptable to Counsel for Paramco.


                            SECTION 9

      CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS TO CLOSE


     The obligation of Sellers to consummate this Agreement is subject to the satisfaction on or prior to the Closing Date of the following conditions:

     9.1 Representations and Warranties. The representations and warranties of Paramco contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and Paramco shall have performed in all material respects all of its obligations hereunder theretofore to be performed.

     9.2 Other. The joint conditions precedent in Section 10 hereof shall have been satisfied.


                           SECTION 10

                   JOINT CONDITIONS PRECEDENT


     The obligations of Paramco and Sellers to consummate this Agreement shall be subject to satisfaction or waiver in writing by all parties of each and all of the following additional conditions precedent at or prior to the Closing Date:

     10.1 Other Agreements. All of the agreements contemplated by
Section 7.1 of this Agreement shall have been executed and delivered, and all acts required to be performed thereunder as of the Closing Date shall have been duly performed, including, without limitation, completion of all exhibits to this Agreement.





                                -11-       Initials: Paramco _______

                                                     Seller  _______






     10.2 Absence of Litigation. At the Closing Date, there shall be no action, suit, or proceeding pending or threatened against any of the parties hereto by any person, governmental agency, or subdivision thereof, nor shall there be pending or threatened any action in any court or administrative tribunal, which would have the effect of inhibiting the consummation of the transactions contemplated herein.


                           SECTION 11

                         CONFIDENTIALITY


     11.1 Paramco acknowledges that its principals have, and will, acquire information and materials from Sellers and/or Royal Federal and knowledge about the technology, business, products, strategies, customers, clients and suppliers of Royal Federal and that all such information, materials and knowledge acquired, are and will be trade secrets and confidential and proprietary information of Royal Federal (collectively, such acquired information, materials, and knowledge are the "Confidential Information"). Paramco, itself, and behalf of its principals, covenants to hold such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in connection with the transactions contemplated by this Agreement and not to allow any unauthorized person access to such Confidential Information.

     11.2 The Confidential Information disclosed by the Sellers and/or Royal Federal to Paramco shall remain the property of the disclosing party.

     11.3 Paramco, and its principals, shall maintain in secrecy all Confidential Information disclosed to them by Sellers and/or Royal Federal using not less than reasonable care. Paramco, and its principals, shall not use or disclose in any manner to any third party any Confidential Information without the express written consent of the Sellers unless or until the Confidential Information is:

          (a) publicly available or otherwise in the public domain; or

          (b) rightfully obtained by any third party without restriction; or

          (c) disclosed by Sellers and/or Royal Federal without restriction pursuant to judicial action, or government regulations or other requirements.

     11.4 The obligations of Paramco under Sections 11.1, 11.2, and 11.3 of this Agreement shall expire upon the sooner of the Closing or one year from the date hereof as to Confidential Information consisting of commercial and financial information and two years from the date hereof as to Confidential Information consisting of technical information. For this purpose, technical information shall include without limitation all developments, inventions, innovations, designs, discoveries, trade secrets and know-how, whether or not patentable or copyrightable.






                                -12-       Initials: Paramco _______

                                                     Seller  _______






                           SECTION 12

                     TERMINATION AND WAIVER

     12.1 Termination. This Agreement may be terminated and
abandoned on the Closing Date by:

          (a) the mutual consent in writing of the parties hereto;

          (b) Paramco, if the conditions precedent in Sections 8 and 10 of this Agreement have not been satisfied or waived by the Closing Date; and

          (d) Sellers, if the conditions precedent in Sections 9 and 10 of this Agreement have not been satisfied or waived by the Closing Date.

If this Agreement is terminated pursuant to Section 12.1, the parties hereto shall not have any further obligations under this Agreement, and each party shall bear all costs and expenses incurred by it.

                            SECTION 13

           NATURE AND SURVIVAL OF REPRESENTATIONS, ETC.

     13.1 All statements contained in any certificate or other instrument delivered by or on behalf of Paramco or Sellers pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by such party. All representations and warranties and agreements made by Paramco or Sellers in this Agreement or pursuant hereto shall survive the Closing Date hereunder until the expiration of the 12th month following the Closing Date.

                    SECTION 14 MISCELLANEOUS


     14.1 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if written and delivered in person or sent by registered mail, postage prepaid, addressed as follows:

         to Sellers:   Ronald P. Savoie
                       102 Evangeline Drive
                       Mandeville, LA 70471

                       Lawrence B. Kolber
                       832 South Clearview
                       Parkway Harahan, LA 70123





                                -13-       Initials: Paramco _______

                                                     Seller  _______





          to Paramco:   Paramco Financial
                        Group, Inc. Attn:
                        Paul S. Sidey 4610
                        So. Ulster Street
                        Suite 150 Denver,
                        Colorado 80237



or such other address as shall be furnished in writing by the appropriate person, and any such notice or communication shall be deemed to have been given as of the date so mailed.

     14.2 Time of the Essence. Time shall be of the essence of this Agreement.

     14.3 Costs. Each party will bear the costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

     14.4 Cancellation of Agreement. In the event that this Agreement is canceled by mutual agreement of the parties or by failures of any of the conditions precedent set forth in Paragraphs 8, 9, and 10, neither Sellers nor Paramco shall be entitled to any damages, fees, costs, or other consideration.

     14.5 Entire Agreement and Amendment. This Agreement and documents delivered at the Closing Date hereunder contain the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all other agreements, written or oral, with respect thereto. This Agreement may be amended or modified in whole or in part, and any rights hereunder may be waived, only by an agreement in writing, duly and validly executed in the same manner as this Agreement or by the party against whom the waiver would be asserted. The waiver of any right hereunder shall be effective only with respect to the matter specifically waived and shall not act as a continuing waiver unless it so states by its terms.

     14.6 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

     14.7 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Colorado.

     14.8 Attorneys' Fees and Costs. In the event any party to this Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of moneys or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums, in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys' fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.





                                -14-       Initials: Paramco _______

                                                     Seller  _______





     14.9  Successors and Assigns. This Agreement shall inure  to the  benefit of and be binding upon the parties hereto and  their
respective    heirs,    executors,   personal    representatives,
successors, and assigns, as the case may be.

     14.10 Access to Counsel. Each party hereto acknowledges that each has had access to legal counsel of her or its own choice and has obtained such advice therefrom, if any, as such party has deemed necessary and sufficient prior to the execution hereof. Each party hereto acknowledges that the drafting of this Agreement has been a joint effort and any ambiguities or interpretative issues that may arise from and after the execution hereof shall not be decided in favor or, or against, any party hereto because the language reflecting any such ambiguities or issues may have been drafted by any specific party or her or its counsel.

     14.11 Captions. The captions appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

                    [SIGNATURE PAGE FOLLOWS]


























                                -15-       Initials: Paramco _______

                                                     Seller  _______






     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PARAMCO FINANCIAL GROUP, INC.



By:   /s/ Paul S. Sidey
     -----------------------
     Paul S. Sidey
     President











SELLERS


       /s/ RONALD P. SAVOIE
      ------------------------------
      RONALD P. SAVOIE






      /s/ LAWRENCE B. KOLBER
      ------------------------------
      LAWRENCE B. KOLBER
























                                -16-        Initials: Paramco _______

                                                      Seller  _______